UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )   September 25, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

As previously disclosed, FairPoint Communications, Inc. (the “Company”) was engaged in extensive negotiations with certain holders (the “Holders”) of its 13 1/8% Senior Notes due 2018 (the “Notes”), which were issued in connection with a private exchange offer for the Company’s 13 1/8% Senior Notes due 2018 issued in connection with its merger with Northern New England Spinco Inc. (the “Old Notes”), in order to effect a consensual, out-of-court restructuring of the Company’s capital structure which would not have involved the Company’s credit facility, dated as of March 31, 2008, as amended (the “Credit Facility”).  Such a restructuring would have included, among other things, an offer to exchange all of the Notes for shares of the Company’s capital stock, the consummation of which would have been highly dilutive to the Company’s current stockholders.  At this time, the Company is not in negotiations with the Holders regarding a restructuring which does not involve the Credit Facility.

The Company is in discussions with certain of the lenders (the lenders party to the Credit Facility are hereinafter referred to as the “Lenders”) under the Credit Facility to develop a restructuring plan that would be generally designed to (i) reduce the Company’s indebtedness and interest expense and (ii) improve the Company’s liquidity and financial and operational flexibility in order to allow it to compete more effectively and maximize the value of the enterprise.  Such a restructuring plan may require a filing under Chapter 11 of the U.S. Bankruptcy Code.

In order to afford the Company and its creditors additional time to negotiate a restructuring plan, effective as of September 25, 2009, the Company entered into a forbearance agreement (the “Forbearance Agreement”) with Lenders holding more than 50% of the loans and commitments outstanding under the Credit Facility.  The Forbearance Agreement contemplates that in order to preserve cash on hand the Company may forgo principal and interest payments under its Credit Facility as well as payments under certain of its interest rate swap agreements, totaling approximately $42.0 million, due on September 30, 2009, and is likely to fail to comply with the interest coverage ratio and leverage ratio covenants contained in the Credit Facility for the period ending September 30, 2009. Pursuant to the terms of the Forbearance Agreement, if certain events of default identified in the Forbearance Agreement occur, the Lenders who are party to the Forbearance Agreement have agreed to forbear from accelerating the maturity of the loans outstanding under the Credit Facility and from exercising any other remedies thereunder until October 30, 2009.  However, the Forbearance Agreement automatically terminates prior to such date upon the occurrence of certain triggering events described in the Forbearance Agreement.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Forbearance Agreement, which is attached as Exhibit 10.1 to this Current Report and is incorporated into this Item 1.01 by reference.

In addition, on September 25, 2009, the Company entered into a forbearance agreement (the “Wachovia Forbearance Agreement”) with Wachovia Bank, N.A. (“Wachovia”) relating to the ISDA Master Agreement, dated as of December 12, 2000, as amended and restated as of February 1, 2008 (the “Wachovia Swap Agreement”).  Pursuant to the Wachovia Forbearance Agreement, Wachovia has agreed until October 30, 2009 not to exercise any of its rights or remedies under the Wachovia Swap Agreement if the Company does not make a payment that is due under the Wachovia Swap Agreement on September 30, 2009.  However, the Wachovia

Forbearance Agreement will automatically terminate prior to October 30, 2009 upon the occurrence of certain specified triggering events.

There can be no assurance that any restructuring arrangement or plan that the Company pursues will be successful, or what the terms thereof would be or what, if anything, the Company’s existing debt or equity holders would receive in any restructuring, which will depend on the Company’s enterprise value.

Item 8.01               Other Events

On September 28, 2009, the Company issued a press release entitled “FairPoint Discussing Restructuring Plan With Its Bank Lenders — Executes Forbearance Agreement” (the “Press Release”).  A copy of the Press Release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Forbearance Agreement, dated September 25, 2009

99.1	Press Release, dated September 28, 2009

Cautionary Note Regarding Forward-Looking Statements

Some statements in this Current Report are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. When used in this Current Report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors discussed under “Risk Factors” in the reports the Company files with the Securities and Exchange Commission (the “SEC”) under the Exchange Act. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Schedule 14A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Alfred C. Giammarino
Name: Alfred C. Giammarino
Title: Executive Vice President and
Chief Financial Officer

Date: September 28, 2009